UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

233 Needham Street,

Suite 300

Newton MA, 02464

(Address of principal executive offices, including zip code)

(617) 494-1199
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 22, 2019, Bioxytran, Inc. (“Bioxytran”) and Resources Unlimited NW LLC (“RU”), entered investor relations agreement (the “IR Agreement”) where RU will assist Bioxytran with its investor relations efforts. The term of the agreement is for six months unless earlier terminated. Bioxytran agreed to pay RU a fee of $2,000 per month and issue RU 50,000 shares of its restricted common stock per month, prorated if earlier terminated. Bioxytran may, in its sole discretion, pay RU $7,500 per month instead of the issuance of common stock. In addition, RU may be entitled to receive additional performance-based bonuses as determined by Bioxytran. RU is subject to a limitation on the sale of the common stock in any one trading day to no more than 5% of the volume weighted average number of shares traded ten days prior to any sale. Bioxytran and RU previously entered into a one month agreement whereby RU was paid $2,000 and 100,000 shares of restricted common stock.

The foregoing description of the IR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of IR Agreement, which is filed as Exhibit 10.23 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Item 1.01 herein is incorporated by reference.

All of the shares issued or that will be issued to RU were not registered under the Securities Act of 1933 and were issued based upon exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.23	Investor Relations Agreement between Bioxytran, Inc. and Resources Unlimited NW LLC. dated April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOXYTRAN, INC.

By:	/s/ David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer
Dated:	April 26, 2019

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